UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):                                          February 12, 2018

EnSync, Inc.

(Exact name of registrant as specified in charter)

Wisconsin	001-33540	39-1987014
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

N88 W13901 Main Street, Suite 200, Menomonee Falls, Wisconsin	53051
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(262) 253-9800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective February 12, 2018, the board of directors of EnSync, Inc. (the “Company”) appointed William Dallapiazza as Chief Financial Officer. Upon his appointment, Mr. Dallapiazza will succeed Frederick Vaske as the Company’s principal financial officer. Mr. Dallapiazza will continue to serve as the Company’s principal accounting officer. On February 12, 2018, Mr. Vaske resigned from his position as Chief Administrative Officer of the Company.

Mr. Dallapiazza joined the Company in July 2017 as Interim Vice President of Finance. Prior to joining the Company, from 2014 to 2017, Mr. Dallapiazza served as Vice President and Controller for Franklin Energy Services, an implementer of energy efficiency and educational programs for utilities, municipalities and state partnerships. From 2006 to 2013, he also served as Corporate Controller for RathGibson, a stainless-steel tubing manufacturer, and in various positions with RathGibson’s acquirer, publicly held Precision Castparts Corp., a manufacturer of complex metal components and products. From 2002 to 2006, he served as Corporate Controller for publicly held The Aristotle Corporation, a provider of educational, health, medical and agricultural products. Mr. Dallapiazza holds a BBA in Accounting and Finance from the University of Wisconsin-Oshkosh and is a Certified Public Accountant.

In connection with his appointment as Chief Financial Officer, Mr. Dallapiazza entered into an employment agreement pursuant to which Mr. Dallapiazza will receive an annual base salary of $225,000. Mr. Dallapiazza will also be eligible to participate in various performance-based stock option and cash bonus plans offered by the Company. In addition, Mr. Dallapiazza received an option grant covering a total of 120,000 shares of the Company’s common stock that will vest in three equal annual installments and an award of restricted stock units covering a total of 180,000 shares of the Company’s common stock that will vest based upon the achievement of certain performance-based objectives.

If the Company terminates Mr. Dallapiazza’s employment agreement for any reason other than Cause (as defined in the employment agreement), if Mr. Dallapiazza terminates his employment with the Company for Good Reason (as defined in the employment agreement) or if Mr. Dallapiazza dies, Mr. Dallapiazza will be entitled to a severance payment equal to six months of his annual base salary as then in effect, and he will be entitled to certain benefits under COBRA.

As a condition of his employment agreement, Mr. Dallapiazza entered into a restrictive covenant agreement with the Company. The restrictive covenant agreement contains, among other terms, covenants prohibiting Mr. Dallapiazza from competing with the Company during his employment and at any time during the 24 months following termination for any reason and a requirement for him to keep all confidential information of the Company strictly confidential during his employment and for a period of 24 months after termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnSync, Inc.

Dated: February 12, 2018	By:	/s/ Bradley L. Hansen
	Name:	Bradley L. Hansen
	Title:	Chief Executive Officer